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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           PEABODY ENERGY CORPORATION


                                   ARTICLE I

                            MEETING OF STOCKHOLDERS

     Section 1.  Place of Meeting.  Meetings of the stockholders of the
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Corporation shall be held at such place either within or without the State of
Delaware as the Board of Directors may determine.

     Section 2.  Annual Meetings.  (A)  Annual meetings of stockholders shall be
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held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting.

     (B) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation's notice of meeting delivered pursuant to Article 1, Section 4 of these By-Laws, (2) by or at the direction of the Chairman of the Board or (3) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (B) and (C) of this Section 2 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

     (C) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (B) of these By-Laws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting
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and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (D) Notwithstanding anything in the second sentence of paragraph (C) of these By-Laws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     Section 3.  Special Meetings.  (A)  Except as otherwise required by law,
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special meetings of the stockholders may be called pursuant to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, filed with the Delaware Secretary of State on _______ __, 2001 (the "Charter").

     (B) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Article I, Section 4 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in these By-Laws and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (C) of Section 2 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     Section 4.  Notice.  Except as otherwise provided by law, at least ten and
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not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

     Section 5.  Quorum.  At any meeting of stockholders, the holders of record,
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present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the
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absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

     Section 6.  Voting.  Except as otherwise provided by law or by the Charter,
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all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record of a majority of the Corporation's issued and outstanding capital stock present in person or by proxy.

     Section 7.  General.  (A) Only persons who are nominated in accordance with
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the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

     (B) For purposes of these By-Laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (C) For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Article, and in order for any notification required to be delivered by a stockholder pursuant to this Article to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

     (D) Notwithstanding the foregoing provisions of this Article, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws. Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                   ARTICLE II

                                   DIRECTORS

     Section 1.  Number, Election and Removal of Directors.  The number of
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Directors that shall constitute the Board of Directors shall be not less than three nor more than 15. Within the limits specified in the Charter, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at their annual meeting in the manner set forth in the Charter. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled pursuant to the terms of the Charter. Directors may be removed only for cause, and only by the affirmative vote of at least
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75 percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.

     Section 2.  Meetings.  Regular meetings of the Board of Directors shall be
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held at such times and places as may from time to time be fixed by the Board of
Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by a majority of the Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

     Section 3.  Quorum.  One-third of the total number of Directors shall
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constitute a quorum for the transaction of business.  If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

     Section 4.  Committees of Directors.  The Board of Directors may, by
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resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.


                                  ARTICLE III

                                    OFFICERS

     The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.


                                   ARTICLE IV
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                                INDEMNIFICATION

     To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


                                   ARTICLE V

                               GENERAL PROVISIONS

     Section 1.  Notices.  Whenever any statute, the Certificate of
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Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

     Section 2.  Fiscal Year. The fiscal year of the Corporation shall be fixed
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by the Board of Directors.